UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 12, 2020

KEMET Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-15491	57-0923789
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

KEMET Tower, One East Broward Blvd., Fort Lauderdale, Florida 33301
(Address of principal executive offices, zip code)

(954) 766-2800
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, par value $0.01	KEM	New York Stock Exchange

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 12, 2020 KEMET Corporation, a Delaware corporation (“KEMET” or the “Company”), a leading global supplier of passive electronic components, entered into Amendment No. 12 to Loan and Security Agreement, Waiver and Consent, dated as of May 12, 2020 (the “Loan Agreement Amendment”), by and among KEMET, KEMET Electronics Corporation (“KEC”), the other borrowers named therein, the financial institutions party thereto as lenders and Bank of America, N.A., a national banking association, as agent for the lenders (“Agent”). Pursuant to the Loan Agreement Amendment, Agent and the lenders party thereto consented to the purchase of all of the equity interests of the Company by Yageo Corporation (“Yageo”) (the “Transaction”) and waived all provisions of the Loan and Security Agreement dated as of September 30, 2010 by and among KEMET, KEC, the other borrowers named therein, the financial institutions party thereto as lenders and Agent (as amended, including by the Loan Agreement amendment, the “Loan Agreement”) and related loan documents which may have prohibited or been violated by the Transaction, including the provisions related to a change in control of KEMET, as well as waiving potential termination events under certain hedging transactions. The Loan Agreement Amendment further provided for, among other changes, (i) revisions to the definition of LIBOR to include a 1% floor, (ii) mechanics by which the parties may replace the benchmark interest rate used in the agreement from LIBOR to one or more SOFR-Based Rates, (iii) replacement of the accounting standard for all financial statements to be delivered to the Agent under the Loan Agreement from US GAAP to IFRS after the occurrence of the Transaction and (iv) the imposition of certain restrictions on KEMET, KEC and the other borrowers’ ability to enter into transactions with, and make payments or distributions to or on behalf of, Yageo and its other subsidiaries and affiliates. The revolving credit facility under the Loan Agreement is currently undrawn.

The foregoing description of the Loan Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Loan Agreement Amendment, which will be filed as exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ending March 31, 2020.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 above is hereby incorporated by reference into this Item 2.03.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	May 15, 2020	KEMET Corporation

	By:	/s/ GREGORY C. THOMPSON
Gregory C. Thompson
Executive Vice President and
Chief Financial Officer